Exhibit 99.1
IBM to Acquire Netezza
Expands Business Analytics Capabilities Through Workload Optimized Systems
ARMONK, N.Y. & MARLBOROUGH, Mass. — 20 Sept 2010: IBM (NYSE: IBM) and Netezza Corporation (NYSE: NZ) today announced they have entered into a definitive agreement for IBM to acquire Netezza, a publicly held company based in Marlborough, Mass., in a cash transaction at a price of $27 per share or at a net price of approximately $1.7 billion, after adjusting for cash. Netezza will expand IBM’s business analytics initiatives to help clients gain faster insights into their business information, with increased performance at a lower cost.
The acquisition, which is subject to Netezza shareholder approval, applicable regulatory clearances and other customary closing conditions, is expected to close in the fourth quarter of 2010.
Netezza is a leading provider of high-performance analytics in a data warehousing appliance that can be up and running in a matter of hours, handling complex analytic queries 10 to 100 times faster than traditional systems. The simplicity, speed and ease of deploying Netezza appliances brings analytics directly into the hands of business users within every department of an organization such as sales, marketing, product development and human resources.
The rate and pace of data is accelerating the IT opportunity around information and analytics. A recent Global IBM Study revealed that 83 percent of CIO’s identified analytics as a top priority. The combined strengths of IBM and Netezza are a key differentiator at a time when organizations of all sizes are looking to gain more insight from their business information.
The existing relationship between IBM and Netezza reinforces the combined value to clients. Today, Netezza designs and develops its appliances on IBM systems technology and combined with IBM software powers many applications within organizations. The two companies have been strategic partners for many years focused on workload optimized systems that deliver integrated systems, software and storage for analyzing vast amounts of complex data.
“IBM is bringing analytics to the masses. We continue to evolve our capabilities for systems integration, bringing together optimized hardware and software, in response to increasing demand for technology that delivers true business value. Netezza is a perfect example of this approach,” said Steve Mills, senior vice president and group executive, IBM Software and Systems. “Netezza strongly complements our business analytics capabilities and client base. Together, we have the opportunity to quickly leverage the technology and accelerate the offering.”
Today, more than 350 clients across a variety of industries have adopted Netezza. These companies include eHarmony, Neiman Marcus, Time Warner, Estee Lauder, Blue Cross Blue Shield of Massachusetts, United HealthGroup, Nationwide Insurance, Sapporo, NYSE Euronext, Virgin Media and others.
The simplicity of deploying Netezza appliances makes this technology ideal for the needs of high-performance analytics, requiring minimal administration and IT skills, and enables clients to run complex data queries within days of deploying the solution.
“It’s no longer just the CIO — every single department from finance to marketing professionals is tapping into the capabilities of analytics to draw meaningful insights. But clients cannot sacrifice time, cost or performance by deploying solutions that do not best meet each of their business needs,” said Arvind Krishna, general manager, Information Management, IBM. “The addition of Netezza will reinforce IBM’s focus in understanding clients’ needs by providing them a broader set of analytics capabilities and bringing the power of analytics right into the hands of business users at every level within an organization.”

“Our vision of an appliance-based Intelligent Economy aligns very well with IBM’s Smarter Planet strategy. Netezza appliances set the standard for performance and simplicity in data warehousing and analytics,” said Jim Baum, President and CEO of Netezza. “Our customers choose our appliances for their fast time to value and how they simplify analytics against big data. Together with IBM, we are looking forward to extending our capabilities to a much broader market.”
For example, with Netezza appliances, NYSE Euronext has drastically cut the time it takes to load and extract massive amounts of historical data so it can run analytic queries more securely and efficiently, while reducing runtimes from hours to seconds. Virgin Media, a UK provider of TV, broadband, phone and mobile services with millions of subscribers, uses Netezza across its product marketing, revenue assurance and credit services departments to proactively plan, forecast and respond to the effect of pricing and tariff changes enabling them to quickly respond with competitive offerings.
Both IBM and Netezza see the importance of integration from the multiprocessor through middleware to business consulting to bring a higher level of efficiency through workload optimized systems. For example, Netezza appliance capabilities highlight integrated software with unique FPGA-Accelerated Streaming Technology (FAST) that allows the system to execute analytic queries at streaming speeds of up to milliseconds, significantly improving the performance and response times for critical business decisions.
The acquisition expands IBM’s information and analytics offerings, including services available through IBM’s Business Analytics and Optimization Consulting organization. Today, more than 6,000 IBM consultants are dedicated to analytics.
In the last four years, IBM has invested more than $12 billion in 23 analytics related acquisitions. In IBM’s second-quarter of 2010, IBM’s analytics business grew 14%.
Following the close of the acquisition, IBM intends to integrate Netezza within IBM’s Information Management software portfolio. Netezza has approximately 500 employees around the world.
About IBM
For Information on Demand and IBM Information Management, please visit:
http://www.ibm.com/software/data/information-on-demand/
For more information on IBM Business Analytics, please visit the online press kit:
http://www.ibm.com/press/us/en/presskit/27163.wss
Follow IBM and Analytics on Twitter: http://twitter.com/ibmbizanalytics
Follow IBM analytics on Tumblr: http://smarterplanet.tumblr.com/tagged/new_intelligence
IBM YouTube Analytics Channel: http://www.youtube.com/user/ibmbusinessanalytics
For more information on IBM Smarter Systems: http://www-03.ibm.com/systems/smarter/
About Netezza Corporation
Netezza Corporation (NYSE: NZ) is the global leader in data warehouse, analytic and monitoring appliances that dramatically simplify high-performance analytics across an extended enterprise. Netezza’s technology enables organizations to process enormous amounts of captured data at exceptional speed, providing a significant competitive and operational advantage in today’s data-intensive industries, including digital media, energy, financial services, government, health and life sciences, retail and telecommunications. For more information about Netezza, please visit www.netezza.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication regarding the proposed transaction between IBM and Netezza, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and Netezza’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934(collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of Netezza shareholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Netezza’s operations into those of IBM or that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Netezza may be difficult; IBM and Netezza are subject to intense competition and increased competition is expected in the future; Netezza’s dependence on a single product family for nearly all of its revenue; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in its most recent quarterly report filed with the SEC, and Netezza’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and in its most recent quarterly report filed with the SEC. IBM and Netezza assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Netezza by IBM. In connection with the proposed acquisition, Netezza intends to file relevant materials with the SEC, including Netezza’s proxy statement in preliminary and definitive form. SHAREHOLDERS OF NETEZZA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NETEZZA’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Netezza by contacting Netezza’s Investor Relations at 508-382-8200 or ir@netezza.com. Such documents are not currently available.
Participants in Solicitation
IBM and its directors and executive officers, and Netezza and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Netezza common stock in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 8, 2010. Information about the directors and executive officers of Netezza is set forth in the proxy statement for Netezza’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 7, 2010. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.
Contacts:

Lori Bosio
IBM Media Relations
bosiol@us.ibm.com
Office: (914) 766-1408
Kaveri Camire
IBM Media Relations
kcamire@us.ibm.com
Mobile: (914) 625-6395
Lizette Kodama
IBM Media Relations
lkodama@us.ibm.com
Office: (914) 766-1347
Mobile: (646) 675-0750
Glen Zimmerman
Netezza Media Relations
gzimmerman@netezza.com
Office: (508) 382-8267
Mobile: (603) 498-0506
Kory Liss
IBM Investor Relations
kory@us.ibm.com
Office: (914) 499-4095